Exhibit 5.1

July 12, 2022

Kinetik Holdings Inc.

2700 Post Oak Boulevard, Suite 300

Houston, Texas 77056

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Kinetik Holdings Inc., a Delaware corporation (the “Company”), and Kinetik Holdings LP, a subsidiary of the Company (“Kinetik LP”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company and Kinetik LP under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale (i)(A) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (1) shares of preferred stock, par value $0.0001 per share, of the Company, in one or more series (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”); (2) shares of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”); and (3) warrants for the purchase of Common Stock (the “Warrants”); and (B) debt securities of Kinetik LP (the “Debt Securities” ), which may be fully and unconditionally guaranteed by the Company (the “Guarantee” and, together with the Preferred Stock, the Depository Shares, the Common Stock, the Warrants and the Debt Securities, the “Securities”); and (ii) by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of (A) 5,550,000 shares of Common Stock received as consideration in the Transaction (as defined in the Registration Statement) (the “Consideration Common Stock”) and 2,067,748 shares of Common Stock received pursuant to the Reinvestment Agreement (as defined in the Registration Statement) by certain parties thereto as of the date of the Registration Statement (the “DRIP Common Stock”, together with the Consideration Common Stock, the “Resale Common Stock”); (B) 94,450,000 shares of Common Stock issuable upon exchange of common units representing limited partner interests in Kinetik LP (the “Exchange Common Stock”); and (C) up to 5,513,164 shares of Common Stock underlying the Consideration Allocation Rights (as defined in the Registration Statement) in connection with the Transaction (the “Allocation Common Stock”).

We have also participated in the preparation of a prospectus relating to the Securities (the “Primary Prospectus”) and a prospectus relating to the Resale Common Stock (the “Secondary Prospectus” and, together with the Primary Prospectus, the “Prospectuses”) each of which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Third Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company (formerly known as Altus Midstream Company), (ii) the Registration Statement, (iii) the Prospectuses, and (iv) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our

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examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will be effective and comply with all applicable laws; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable prospectus supplement to the applicable Prospectus; (vi) one or more prospectus supplements to the applicable Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) any securities issuable upon conversion, exchange or exercise of any Preferred Stock, Depositary Shares or Warrants being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (ix) the Resale Common Stock will be sold in the manner set forth in the Registration Statement and the Secondary Prospectus.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.

When (i) the general partner of Kinetik LP and the board of directors (the “Board”) of the Company (or a committee thereof), have taken all necessary corporate action to approve the issuance and terms of any Debt Securities and, if applicable, the related Guarantee; (ii) the terms of such Debt Securities, and, if applicable, the related Guarantee, and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any other organizational documents of Kinetik LP or the Company or any applicable law or any agreement or instrument binding upon Kinetik LP or the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Kinetik LP or the Company; and (iii) such Debt Securities (which may include the related Guarantee) have been duly authenticated, delivered, issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Securities as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board, such Debt Securities and, if applicable, the related Guarantee will be legally issued and will constitute valid and legally binding obligations of Kinetik LP and, if applicable, the Company, respectively, enforceable against Kinetik LP and, if applicable, the Company, respectively, in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

2.

With respect to shares of Common Stock, when both (i) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related

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matters and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (A) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (B) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid, and nonassessable;

3.

With respect to shares of any series of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to such series with the Secretary of State of the State of Delaware (a “Certificate of Designation”) and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of the series of Preferred Stock shall have been properly issued) either (A) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (B) upon the conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable;

4.

With respect to the Depositary Shares, when (i) the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the shares of Preferred Stock underlying the Depositary Shares and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware; (ii) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement; and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Company, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be legally issued;

5.

With respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) the agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the applicable warrant agent appointed by the Company, and (C) the

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Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

6.

With respect to shares of Exchange Common Stock, when both (i) the Board has taken all necessary corporate action to approve the issuance of Exchange Common Stock and related matters and (ii) certificates representing the shares of Exchange Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Exchange Common Stock shall have been properly issued) in accordance with the Kinetik LP Third Amended and Restated Limited Partnership Agreement, as amended, then the shares of Exchange Common Stock will be legally issued, fully paid and nonassessable;

7.

With respect to shares of Allocation Common Stock, when both (i) the Board has taken all necessary corporate action to approve the issuance of Allocation Common Stock and related matters and (ii) certificates representing the shares of Allocation Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Allocation Common Stock shall have been properly issued) in accordance with the Consideration Allocation Agreement, then the shares of Allocation Common Stock will be legally issued, fully paid and nonassessable; and

8.	The shares of Resale Common Stock proposed to be sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable.

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the Delaware General Corporation Law and Delaware Revised Uniform Limited Partnership Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectuses forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.